EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Financial Officer of American Public Education, Inc. (“the Company”), hereby certifies that, to his knowledge, on the date hereof:

a) The annual report on Form 10-K of the Company for the period ended December 31, 2009 filed on the date hereof with the Securities and Exchange Commission (“the Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2010

By:	/s/ Harry T. Wilkins

Name: Harry T. Wilkins Title: Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to American Public Education, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.